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                                                                    Exhibit 99.2



FOR IMMEDIATE RELEASE

Contact:  Robert J. Small
AAH HOLDINGS
(617) 227-0050

Contact:  Gregg A. Melnick
PARTY CITY CORPORATION
(973) 453-8780


 BERKSHIRE PARTNERS AND WESTON PRESIDIO AGREE TO ACQUIRE PARTY CITY CORPORATION


Boston, MA and Rockaway, NJ - September 27, 2005 - Berkshire Partners LLC and Weston Presidio, through their holding company AAH Holdings Corporation, announced today that they have entered into a definitive agreement to acquire Party City Corporation (the "Company") (NASDAQ: PCTY).

Under the terms of the agreement, Party City shareholders will receive $17.50 per share in cash for each share of common stock outstanding for total consideration of approximately $360 million, which includes the cash-out of employee stock options and warrants. Certain shareholders of Party City, beneficially owning over 27% of its common stock, have entered into voting agreements in support of the transaction.

Party City's Board of Directors unanimously approved the transaction and has recommended to Party City's stockholders that they approve the transaction.

Headquartered in Rockaway, New Jersey, Party City is America's largest party goods chain. Founded in 1986, the Company has grown from a one-stop party store to a leading retailer of party supplies with 249 company-owned stores and 250 franchise locations, representing one third of all party superstore locations in the U.S. For the fiscal year ended July 2, 2005, Party City reported revenues of approximately $500 million, and total chain-wide net sales of approximately $1.0 billion.

"Over the past 20 years, Party City has grown to become the largest retailer in the party goods industry. We are encouraged and excited by the enthusiasm that Berkshire Partners and Weston Presidio have shown for our business," said Michael Tennenbaum, Chairman of the Executive Committee of Party City. "We believe that this transaction will create significant opportunities for Party City's customers, employees and franchisees that we could not have capitalized on as a stand-alone company. At the same time the shareholders will realize an attractive selling price."

"The party retailing industry is a durable and growing business with tremendous potential," said Robert J. Small, Managing Director of Berkshire Partners and Chairman, AAH Holdings. "We have been impressed with Party City and the
Company's ability to
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                                                                    Exhibit 99.2


grow and succeed by providing a broad selection of non-seasonal and seasonal party merchandise. We are excited about Party City and its extensive national network of company-owned and franchised stores."

The acquisition, which is subject to receipt of debt financing, as well as approval by Party City's shareholders and other customary conditions, including regulatory approvals, is expected to close by the end of 2005 or beginning of 2006. AAH Holdings, which also owns Amscan, Inc., plans to finance the acquisition through a combination of equity contributed by affiliates of Berkshire Partners and Weston Presidio, and debt financing provided, directly or through certain affiliates, by Goldman, Sachs & Co. and Banc of America Securities. Goldman Sachs and Banc of America directly or through certain affiliates, have signed a commitment letter containing customary conditions precedent for the bank financing required for the acquisition. Affiliates of each of Berkshire Partners and Weston Presidio have provided a commitment letter with respect to the equity financing, subject to certain customary conditions. AAH Holdings does not intend to redeem or seek consent for waiver or amendments for the 8.75% Senior Subordinated Notes currently issued by one of its subsidiaries.

Goldman Sachs acted as financial advisor to AAH Holdings on the transaction. Ropes & Gray LLP served as legal advisor to AAH Holdings. Credit Suisse First Boston LLC acted as exclusive financial advisor to Party City in connection with this transaction. Latham & Watkins LLP served as legal advisor to Party City.

Each of Party City and Amscan Holdings, Inc., a wholly-owned subsidiary of AAH Holdings, will file a Form 8-K with the Securities and Exchange Commission (the "SEC") regarding the transaction and will attach to the filing a copy of the definitive agreement. All parties desiring details regarding the conditions of this transaction are urged to review the contents of the definitive agreement on the SEC's website at www.sec.gov.

Party City plans to file with the SEC and mail to its stockholders a Proxy Statement in connection with the transaction. The Proxy Statement will contain important information about Party City, the transaction and related matters. Investors and security holders are urged to read the Proxy Statement carefully when it is available. Investors and security holders will be able to obtain free copies of the Proxy Statement and other documents filed with the SEC by Party City through the web site maintained by the SEC at www.sec.gov. In addition, investors and security holders will be able to obtain free copies of the Proxy Statement from Party City by accessing the "Investor Relations" section of Party City's website www.partycity.com. Party City and its directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the transactions contemplated by the merger agreement. Information regarding Party City's directors and executive officers is contained in Party City's Annual Report on Form 10-K for the year ended July 2, 2005 and its proxy statement dated November 11, 2004, which are filed with the SEC.

Statements about the expected timing, completion and effects of the proposed merger and all other statements in this release, other than historical facts, constitute forward-looking
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                                                                    Exhibit 99.2


statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Readers are cautioned not to place undue reliance on these forward-looking statements and any such forward-looking statements are qualified in their entirety by reference to the following cautionary statements. All forward-looking statements speak only as of the date hereof and are based on current expectations and involve a number of assumptions, risks and uncertainties that could cause the actual results to differ materially from such forward-looking statements. Party City may not be able to complete the proposed merger on the terms described above or other acceptable terms or at all because of a number of factors, including the failure to obtain shareholder approval, the failure of the purchaser to obtain financing or the failure to satisfy the other closing conditions. These factors and other factors that may affect the business or financial results of Party City are described in Party City's filings with the SEC, including in its annual report on Form 10-K for the fiscal year ended July 2, 2005.

ABOUT PARTY CITY: Party City began in 1986 as a one-stop party supply store in Hanover, New Jersey, created expressly to take the hassle out of party planning. Today, Party City is Amerca's largest party goods retailer, with 249 company-owned stores and 250 franchise locations employing 4,500 people in the United States and Puerto Rico. Additional information may be found at www.partycity.com.

ABOUT BERKSHIRE PARTNERS: Berkshire Partners has invested in mid-sized private companies for the past twenty years through six investment funds with aggregate capital commitments of approximately $3.5 billion. The firm's investment strategy is to seek companies that have strong growth prospects and to partner with talented management teams who are interested in being owners of the companies they operate. Berkshire has developed specific industry experience in several areas including retailing and related services, consumer products, industrial manufacturing, transportation, communications, and business services. Berkshire has been an investor in over 80 operating companies with more than $13.0 billion of acquisition value and combined revenues in excess of $17.0 billion. Additional information may be found at www.berkshirepartners.com.

ABOUT WESTON PRESIDIO: Weston Presidio, founded in 1991, is a private equity firm with over $3.3 billion under management to invest through growth equity investments, management buyouts and recapitalizations. With offices in Boston, San Francisco, and Menlo Park, Weston Presidio has worked side by side with world-class management teams throughout North America. Weston Presidio has a multi-industry investment strategy that has allowed the firm to partner with over 300 portfolio companies in a variety of industries including consumer products and retail, manufacturing and industrial, media, service, and technology. For more information, visit www.westonpresidio.com.

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